Exhibit 23.3

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

September 11, 2009

Boards of Directors

Versailles Financial Corporation.

Versailles Savings and Loan Company

27 East Main Street

Versailles, Ohio 45380-1517

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Versailles Financial Corporation, with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Versailles Savings and Loan Company, with the Office of Thrift Supervision and the Ohio Division of Financial Institutions, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings including the prospectus of Versailles Financial Corporation.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President

MRK: jmm